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                                                            Exhibit (j)(i)

Weiser                                             M.R.Weiser & Co.LLP
                                                   Certified Public Accountants
                                                   and Consultants

                                                   3000 Marcus Avenue
                                                   Lake Success, NY 11042-1066
                                                   Tel 516-488-1200
                                                   Fax 516-488-1238

April 25, 2000



Ms. Lisa D. Levey
W.P. Stewart & Co., Growth Fund Inc.
527 Madison Avenue
New York, NY 10022

Re: W.P. Stewart & Co. Growth Fund, Inc.

Dear Ms. Levey:

As independent public accountants of W.P. Stewart & Co. Growth Fund, Inc., we hereby consent to the incorporation by reference of the annual report to shareholders in the annual registration statement, as well to all references to our firm included or made part of this registration statement.


Very truly yours,

/s/ David Schwartz

David Schwartz, CPA
M.R. Weiser & Co.LLP


cc: Judith Shandling, Esq.